SWARTZ
                             INSTITUTIONAL FINANCE

                      NEW MILLENIUM MEDIA INTERNATIONAL


LETTER OF AGREEMENT FOR A $2 MILLION PRIVATE PLACEMENT OF SECURITIES PURSUANT
                               TO REGULATION D


Company:        New Millenium Media International, Inc. ("New Millenium")

Placement       Dunwoody  Brokerage  Services,  Inc. d/b/a Swartz  Institutional
Agent:          Finance ("Swartz").

Offering:       $2 million of Equity Securities (the "Securities").  Swartz will act as a non-exclusive Placement Agent for the equity offering through the date of Settlement.

Securities      The placement  will be sold on a best efforts basis to qualified
Placement:      institutional   investors.   Swartz   agrees  to  introduce  New
                Millenium to institutional investors and strategic partners which are qualified to purchase Private Placement Securities and which have a pre-qualified interest in a potential investment into New Millenium.

Placement       Swartz  shall  act  as a  non-exclusive  Placement  Agent  for a
Period:         120-day  period  beginning  upon the date of  execution  of this
                Agreement  (the  "Placement  Period").  Swartz  shall  receive a
                Placement Fee (as defined below) during the Placement Period.

Terms of        Swartz will provide  assistance  and consult with New  Millenium
Securities:     in the agreed upon structure and terms of the Securities.

Placement       Swartz  shall  provide   complete  legal   documents  and  legal
Documents:      services to prepare all documents required for the placement.

Escrow:         Swartz  shall  provide  escrow  services   through  First  Union
                National Bank, Atlanta, Georgia.

Placement Fee:  A dollar amount equal to 7% of the aggregate  purchase  price of
                Securities placed, plus an expense re-allowance equal to 1% of the aggregate purchase price of all Securities placed, which covers all of Swartz's legal and brokerage expenses of placement. In addition, a Warrant to purchase a number of shares of common stock equal to 10% of the amount placed divided by the 5 day average closing bid price prior to closing, exercisable at an exercise price equal to the 5 day average closing bid price prior to closing.

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Non-            Any potential  investor who Swartz arranges to have  discussions
Circumvention:  with New Millenium  whether or not such investor(s)  participate in the offering(s) contemplated by this Letter of Agreement (collectively referred to as "Swartz Investors"), shall be considered, for purposes of this Agreement, the property of Swartz. In the event that New Millenium accepts an investment from a Swartz Investor in a private placement for a period of 36 months from the date hereof, without the prior written approval of Swartz, New Millenium agrees to pay to Swartz a fee as stated above, at the time of closing. If a Swartz Investor is introduced to New Millenium but fails to participate in the Private Placement referenced herein, New Millenium agrees that if it accepts an investment from such Investor within a period of 12 months from the date hereof, New Millenium agrees to pay to Swartz a fee as stated above at the time of accepting such investment.

Warrants        Warrants  referenced  herein shall have  piggyback  registration
Referenced      rights,  reset provisions,  shall have anti-dilution  provisions
in this         following any reverse stock splits and shall have a 5-year term.
Agreement

DUNWOODY BROKERAGE SERVICES, INC.        NEW MILLENIUM MEDIA INTERNATIONAL, INC.

By:________________________________      By:__________________________________
Robert Hopkins, President                Print Name:__________________________
Date:______________________________      Title: ______________________________
                                         Date: _______________________________

SWARTZ INSTITUTIONAL FINANCE

By: _______________________________
Eric Swartz, OSJ
Date: ___________________________________